Exhibit 10.1

FORBEARANCE AGREEMENT

FORBEARANCE AGREEMENT dated as of November 14, 2011, by and between DIALOGIC CORPORATION, a British Columbia corporation (“Borrower”), the Lenders (defined below) signatory hereto, and WELLS FARGO FOOTHILL CANADA ULC, an unlimited corporation existing under the laws of Alberta (in such capacity, the “Agent”).

R E C I T A L S:

WHEREAS, Agent, Lenders and Borrower have entered into certain financing arrangements pursuant to that certain Credit Agreement, dated as of March 5, 2008 by and between Borrower, Agent and the lenders from time to time party thereto (the “Lenders”) (as modified hereby, and as the same may have heretofore been or may hereafter be further amended, modified, supplemented, extended, renewed, restated or replaced (the “Credit Agreement”));

WHEREAS, as of the date hereof, Borrower is in default under the Credit Agreement as more particularly described below;

WHEREAS, the circumstances described herein constitute multiple Events of Default under the Credit Agreement and the Loan Documents;

WHEREAS, Borrower has requested that Agent and Lenders forbear from exercising their rights as a result of such Events of Default, which are continuing, notwithstanding such Events of Default; and

WHEREAS, Lender is willing to agree to forbear from exercising certain of its rights and remedies as a result of such Events of Default solely for the period and on the terms and conditions specified herein.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements, warranties and covenants contained herein, the parties hereto agree as follows:

SECTION 1. DEFINITIONS

1.1. Interpretation. All capitalized terms used herein (including the recitals hereto) shall have the respective meanings ascribed thereto in the Credit Agreement unless otherwise defined herein.

1.2. Additional Definitions. As used herein, the following terms shall have the respective meanings given to them below, and the Credit Agreement is hereby amended to include, in addition and not in limitation, each of the following definitions:

(a) “Anticipatory Defaults” means the Events of Default more particularly identified on Exhibit A hereto.

(b) “Existing Defaults” means the Events of Default more particularly identified on Exhibit B hereto.

(c) “Forbearance Period” means the period commencing on the date hereof and ending on the date which is the earliest of (i) January 6, 2012; (ii) the occurrence or existence of any Event of Default, other than the Existing Defaults or the Anticipatory Defaults; or (iii) the occurrence of any Termination Event.

(d) “Termination Event” means (i) the initiation of any action by Borrower or any Releasing Party (as defined herein) to invalidate or limit the enforceability of any of the acknowledgments set forth in Section 2.1, the release set forth in Section 6.6 or the covenant not to sue set forth in Section 6.7, or (ii) the occurrence of an Insolvency Proceeding; provided, however, that the forbearance letter from the Term Loan Lenders dated March 10, 2011, and this Agreement (including any notices or actions initiated by the Lender or the Agent to enforce the Security) do not constitute an Insolvency Proceeding.

(e) “Ulticom Matter” means the lawsuit to be brought by Ulticom, Inc. against Borrower alleging breach of a license agreement.

SECTION 2. ACKNOWLEDGMENTS

2.1. Acknowledgment of Obligations. Borrower hereby acknowledges, confirms and agrees that as of the close of business on November 9, 2011, (a) Borrower is indebted to Lenders in respect of the Advances in the aggregate principal amount of $12,705,189, and (b) Borrower is indebted to Lenders in respect of the Letters of Credit in the aggregate face amount of $0.00, together with interest accrued and accruing thereon, all reimbursement obligations with respect to the Letters of Credit, and all fees, costs, expenses and other charges now or hereafter payable by Borrower to Agent and Lenders (collectively, the “Debt”). Borrower hereby acknowledges, confirms and agrees that the Debt is unconditionally owing by Borrower to Agent and Lenders, without offset, defense or counterclaim of any kind, nature or description whatsoever.

2.2. Acknowledgment of Security Interests. Borrower hereby acknowledges, confirms and agrees that Agent, for the benefit of the Lender Group and the Bank Product Providers, has and shall continue to have valid, enforceable and perfected first-priority liens upon and security interests in the Collateral granted to Agent, for the benefit of the Lender Group and the Bank Product Providers, pursuant to the Credit Agreement and the Loan Documents or otherwise granted to or held by Agent, for the benefit of the Lender Group and the Bank Product Providers (collectively, the “Security”), and the Borrower further acknowledges, confirms and agrees that the Security secures the Obligations.

2.3. Binding Effect of Documents. Borrower hereby acknowledges, confirms and agrees that: (a) each of the Credit Agreement and the Loan Documents to which it is a party has been duly executed and delivered to Agent by Borrower, and each is and shall remain in full force and effect as of the date hereof except as modified pursuant hereto, (b) the agreements and obligations of Borrower contained in such documents and in this Agreement constitute the legal, valid and binding Obligations of Borrower, enforceable against it in accordance with their respective terms, and Borrower has no valid defense to the enforcement of such Obligations, and (c) Agent and Lenders are and shall be entitled to the rights, remedies and benefits provided for under the Credit Agreement and the Loan Documents and applicable law.

2.4. Agent Not in Default. Borrower hereby acknowledges, confirms and agrees that Agent and each Lender are not in breach of any obligation or duty imposed on any of them under the terms of any Loan Documents and have fully performed any all such obligations and duties as of the date hereof.

SECTION 3. FORBEARANCE IN RESPECT OF EXISTING DEFAULTS

3.1. Acknowledgment of Default. Borrower hereby acknowledges and agrees that the Existing Defaults have occurred and are continuing, each of which constitutes an Event of Default and entitles Agent to exercise its rights and remedies under the Credit Agreement and the Loan Documents, applicable law or otherwise. Borrower represents and warrants that as of the date hereof, no Events of Default exist other than the Existing Defaults. Borrower hereby acknowledges and agrees that it has received the Agent’s notice of intention to enforce security served on it pursuant to Section 244 of the Bankruptcy and Insolvency Act (Canada) based on the Existing Events of Default and the Anticipatory Defaults and hereby waives the notice period specified therein. Accordingly, subject to the terms and conditions of this forbearance agreement and applicable law, the Security is immediately enforceable by the Agent and the Lenders in accordance with its terms and Borrower hereby acknowledges and agrees that the Required Lenders may authorize Agent to declare the Obligations to be immediately due and payable under the terms of the Credit Agreement and the Loan Documents. Borrower acknowledges that the Lenders are no longer obligated to make any Advances.

3.2. Forbearance.

(a) In reliance upon the representations, warranties and covenants of Borrower contained in this Agreement, and subject to the terms and conditions of this Agreement and any documents or instruments executed in connection herewith, Agent and the Lenders agree to forbear during the Forbearance Period from exercising its rights and remedies under the Credit Agreement and the Loan Documents or applicable law in respect of or arising out of the Existing Defaults or the Anticipatory Defaults.

(b) Upon the expiration or termination of the Forbearance Period, the agreement of Agent and Lenders to forbear shall automatically and without further action terminate and be of no force and effect, it being expressly agreed that the effect of such termination will be to permit Agent and Lenders to exercise immediately all rights and remedies under the Credit Agreement and the Loan Documents and applicable law, including, but not limited to, (i) ceasing to make any further Loans or issuing any further Letters of Credit, (ii) accelerating all of the Obligations under the Credit Agreement and the Loan Documents or (iii) immediately taking enforcement steps against the Security; in each case without any further notice to Borrower, passage of time or forbearance of any kind.

(c) During the Forbearance Period, the Borrower may request the Agent and the Lenders to make Advances and to continue or convert outstanding Advances, and the Agent and the Lenders agree to the make, continue and/or convert Advances, on the terms and subject to the conditions in the Credit Agreement. For such purposes, the conditions precedent in Section 3.2 shall be modified and/or qualified to the same extent as the provisions of Section 4.1 of this Agreement.

3.3. No Waivers; Reservation of Rights.

(a) Agent and Lenders have not waived, are not by this Agreement waiving, and have no intention of waiving, any Events of Default which may be continuing on the date hereof or any Events of Default which may occur after the date hereof (whether the same or similar to the Existing Defaults, Anticipatory Defaults or otherwise), and Agent and Lenders have not agreed to forbear with respect to any of their rights or remedies concerning any Events of Default (other than, during the Forbearance Period, the Existing Defaults and Anticipatory Defaults to the extent expressly set forth herein) occurring at any time.

(b) Subject to Section 3.2 above (solely with respect to the Existing Defaults and the Anticipatory Defaults), Agent and Lenders reserve the right, in their discretion, to exercise any or all of their rights and remedies under the Credit Agreement and the Loan Documents as a result of any other Events of Default occurring at any time. Agent and Lenders have not waived any of such rights or remedies, and nothing in this Agreement, and no delay on their part in exercising any such rights or remedies, shall be construed as a waiver of any such rights or remedies.

3.4. Additional Events of Default. The parties hereto acknowledge, confirm and agree that any misrepresentation by Borrower, or any failure of Borrower to comply with the covenants, conditions and agreements contained in this Agreement, the Credit Agreement and the Loan Documents or in any other agreement, document or instrument at any time executed and/or delivered by Borrower with, to or in favor of Agent or any Lender shall constitute an Event of Default under the Credit Agreement and the Loan Documents. In the event any Person, other than Agent, shall at any time exercise for any reason (including, without limitation, by reason of any Existing Defaults, any other present or future Event of Default, or otherwise) any of its rights or remedies against Borrower or any obligor providing credit support for Borrower’s obligations to such other Person, or against Borrower’s or such obligor’s properties or assets, such event shall constitute an Event of Default hereunder and an Event of Default under the Credit Agreement; provided, however, that the foregoing does not apply to (a) commercial disputes with respect to the Ulticom Matter that have not resulted in a judgment or (b) commercial disputes other than the Ulticom Matter initiated by a third party against Borrower that arise in the ordinary course of business and which Borrower reasonably disputes in good faith that (i) are with respect to amounts not in excess of $50,000 or (ii) remain outstanding for three (3) Business Days after Borrower becomes aware thereof.

3.5. Termination Events. Any Termination Event occurring under this Agreement shall constitute an Event of Default under the Loan Documents.

3.6. Effect of Forbearance Agreement. On the date hereof, the waiver of the Agent and Lenders set forth in that certain Limited Waiver and Sixteenth Amendment to Credit

Agreement dated as of July 26, 2011 among Borrower, Parent and Lender is hereby terminated and null and void and is superseded by the terms of this Agreement.

SECTION 4. REPRESENTATIONS AND WARRANTIES

Borrower hereby represents, warrants and covenants as follows:

4.1. Representations in the Credit Agreement and the Loan Documents. Each of the representations and warranties made by or on behalf of Borrower to Agent and Lenders in the Credit Agreement or any of the Loan Documents was true and correct when made, and is, except for the Existing Defaults, true and correct on and as of the date of this Agreement with the same full force and effect as if each of such representations and warranties had been made by Borrower on the date hereof and in this Agreement, except (i) to the extent such representations and warranties expressly refer to an earlier date (in which case such representations and warranties were true and correct in all material respects (unless otherwise qualified by materiality, Material Adverse Changes or a dollar threshold, in which case they shall be true in all respects) on and as of such earlier date, (ii) to the extent that any Schedule relating to any such representation and warranty was not required to be updated pursuant to the terms of the Credit Agreement until a subsequent date, (iii) to the extent such representations or warranties are not true and correct solely as a result of the Existing Defaults, and (iv) that the existence of the Existing Defaults shall not, in and of itself, be deemed to be a “Material Adverse Change” for the purposes of Section 4.11 of the Credit Agreement.

4.2. Binding Effect of Documents. This Agreement has been duly authorized, executed and delivered to Agent by Borrower, is enforceable in accordance with its terms and is in full force and effect.

4.3. No Conflict. The execution, delivery and performance of this Agreement by Borrower will not violate any requirement of law or contractual obligation of Borrower and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues.

4.4. No Defaults. As of the date hereof, no Events of Default exist other than the Existing Defaults.

SECTION 5. CONDITIONS TO EFFECTIVENESS OF CERTAIN PROVISIONS OF THIS AGREEMENT

The effectiveness of the terms and provisions of Section 3.2 of this Agreement shall be subject to the receipt by Agent of each of the following, in form and substance satisfactory to Agent:

(a) an original of this Agreement, duly authorized, executed and delivered by Borrower;

(b) an original Consent and Reaffirmation, duly authorized, executed and delivered by the Guarantors; and

(c) payment of all outstanding Lender Group Expenses incurred in connection with the preparation, negotiation and execution of this Agreement and all related documents or otherwise.

SECTION 6. MISCELLANEOUS

6.1. Continuing Effect of Credit Agreement. Except as modified pursuant hereto, no other changes or modifications to the Credit Agreement and the Loan Documents are intended or implied by this Agreement and in all other respects the Credit Agreement and the Loan Documents hereby are ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Agreement, the Credit Agreement and the Loan Documents, the terms of this Agreement shall govern and control. This Agreement shall not constitute and shall not be deemed or construed to be a satisfaction, reinstatement, novation or release of any Loan Document.

6.2. Costs and Expenses. Borrower absolutely and unconditionally agrees to pay to Agent, on demand by Agent at any time, whether or not all or any of the transactions contemplated by this Agreement are consummated: all fees and disbursements of any counsel to Agent and the Lender Group in connection with the preparation, negotiation, execution or delivery of this Agreement and any agreements contemplated hereby and expenses which shall at any time be incurred or sustained by Agent and the Lender Group or any participant of any Lender or any of their respective directors, officers, employees or agents as a consequence of or in any way in connection with the preparation, negotiation, execution, or delivery of this Agreement and any agreements contemplated hereby.

6.3. Further Assurances. At Borrower’s expense, the parties hereto shall execute and deliver such additional documents and take such further action as may be necessary or desirable to effectuate the provisions and purposes of this Agreement.

6.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

6.5. Survival of Representations, Warranties and Covenants. All representations, warranties, covenants and releases of Borrower made in this Agreement or any other document furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the Forbearance Period, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent and Lenders to rely upon them.

6.6. Release.

(a) In consideration of the agreements of Agent and Lenders contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and each Guarantor executing a Consent and Reaffirmation attached hereto, on behalf of itself and its successors and assigns, and its present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Borrower, each such Guarantor and all such other Persons being hereinafter referred to collectively as the “Releasing Parties” and individually as a “Releasing Party”, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Agent, each Lender and their respective successors and assigns, and their respective present and former shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives (Agent, each Lender and all such other Persons being hereinafter referred to collectively as the “Releasees” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually, a “Claim” and collectively, “Claims”) of every kind and nature, known or unknown, suspected or unsuspected, at law or in equity, which any Releasing Party may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date of this Agreement, including, without limitation, for or on account of, or in relation to, or in any way in connection with this Agreement, the Credit Agreement, any of the Loan Documents or any of the transactions hereunder or thereunder.

(b) Borrower and each such Guarantor understand, acknowledge and agree that the release set forth above may be pleaded as a full and complete defense to any Claim and may be used as a basis for an injunction against any action, suit or other proceeding which may be instituted, prosecuted or attempted in breach of the provisions of such release.

(c) Borrower and each such Guarantor agree that no fact, event, circumstance, evidence or transaction which could now be asserted or which may hereafter be discovered shall affect in any manner the final, absolute and unconditional nature of the release set forth above.

6.7. Covenant Not to Sue. Each of the Releasing Parties hereby absolutely, unconditionally and irrevocably, covenants and agrees with and in favor of each Releasee that it will not sue, including without limitation at law, in equity, in any regulatory proceeding or otherwise any Releasee on the basis of any Claim released, remised and discharged by any Releasing Party pursuant to Section 6.6 above. If any Releasing Party violates the foregoing covenant, Borrower, for itself and its successors and assigns, and its present and former members, shareholders, affiliates, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents, legal representatives and other representatives, agrees to pay, in addition to such other damages as any Releasee may sustain as a result of such violation, all legal fees and costs incurred by any Releasee as a result of such violation.

6.8. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement.

6.9. Independent Legal Advice. Borrower represents and warrants to Agent and Lenders that it (a) understands fully the terms of this Agreement and the consequences of the execution and delivery of this Agreement, (b) has been afforded an opportunity to discuss this Agreement with, and have this Agreement reviewed by, independent legal counsel and other persons as Borrower may wish, and (c) has entered into this Agreement and executed and delivered all documents in connection herewith of its own free will and accord and without threat, duress or other coercion of any kind by any Person. The parties hereto acknowledge and agree that neither this Agreement nor the other documents executed pursuant hereto shall be construed more favorably in favor of one than the other based upon which party drafted the same, it being acknowledged that all parties hereto contributed substantially to the negotiation and preparation of this Agreement and the other documents executed pursuant hereto or in connection herewith.

6.10. Disgorgement. If Agent or any Lender is, for any reason, compelled by a court or other tribunal of competent jurisdiction to surrender or disgorge any payment, interest or other consideration described hereunder or in any other Loan Document to any person because the same is determined to be void or voidable as a preference, fraudulent conveyance, transfer-at-undervalue, impermissible set-off or for any other reason, such indebtedness or part thereof intended to be satisfied by virtue of such payment, interest or other consideration shall be revived and continue as if such payment, interest or other consideration had not been received by Agent or such Lender, and the Borrower shall be liable to, and shall indemnify, defend and hold Agent or such Lender harmless for, the amount of such payment, interest or other consideration surrendered or disgorged. The provisions of this Section 6.10 shall survive execution and delivery of this Agreement and the documents, agreements and instruments to be executed or delivered herewith.

6.11. Relationship. The Borrower agrees that the relationship between Agent or any Lender, on the one hand, and Borrower, on the other hand, is that of creditor and debtor and not that of partners, joint venturers, nor does such relationship constitute an agency or fiduciary relationship. This Agreement does not constitute a partnership agreement, or any other association between Agent or any Lender, on the one hand, and the Borrower, on the other hand. The Borrower acknowledges that each Lender has acted at all times only as a creditor to the Borrower within the normal and usual scope of the activities normally undertaken by a creditor and in no event has Agent or any Lender attempted to exercise any control over the Borrower or its business or affairs. The Borrower further acknowledges that neither Agent nor any Lender has taken or failed to take any action under or in connection with its rights under the Credit Agreement and the Loan Documents that in any way or to any extent has interfered with or adversely affects the Borrower’s ownership of Collateral.

6.12. Entire Agreement. This Agreement constitutes the entire agreement between the Parties pertaining to the subject matter of this Agreement and supersedes any and all prior agreements, understanding, negotiations and discussions, whether oral or written. There are no conditions, warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement (whether oral or written, express or implied, statutory or otherwise) except as specifically set out in this Agreement.

6.13. Governing Law: Consent to Jurisdiction and Venue. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THE CREDIT AGREEMENT AND ANY OF THE LOAN DOCUMENTS, THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR RELATED HERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE PROVINCE OF ONTARIO, CANADA AND THE FEDERAL LAWS OF CANADA APPLICABLE THEREIN. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION

WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED ONLY IN THE PROVINCE OF ONTARIO AND, TO THE EXTENT REQUIRED BY APPLICABLE LAW, FEDERAL COURTS IN THE PROVINCE OF ONTARIO; PROVIDED, HOWEVER, THAT ANY ACTION SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE AGENT ELECTS TO BRING SUCH ACTION OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BORROWER AND EACH GUARANTOR EXECUTING THE CONSENT AND REAFFIRMATION ATTACHED HERETO EACH WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 6.12.

6.14. Mutual Waiver of Jury Trial. THE PARTIES HERETO AND EACH GUARANTOR EXECUTING THE CONSENT AND REAFFIRMATION ATTACHED HERETO EACH WAIVES THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. THE PARTIES HERETO EACH REPRESENT THAT EACH HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

6.15. No Third Party Beneficiaries. Unless expressly stated herein, this Agreement shall be solely for the benefit of the parties signatory hereto and no other person or entity shall be a third party beneficiary hereof.

6.16. Indemnity. The Borrower shall defend, indemnify and hold the Agent, the Lenders and the Bank Product Providers and their advisors, successors, assigns, officers and directors harmless from and against any losses, damages, costs (including reasonable legal fees on a substantial indemnity basis, and costs of appeal), expenses, judgments, liens, decrees, fines, penalties, liabilities, claims, actions, suits, and causes of action arising, directly or indirectly, from any breach by any of the Borrower of any covenant, warranty or representation contained in this Agreement. The provisions of this section shall survive indefinitely.

6.17. Counterparts. This Agreement may be executed in any number of counterparts and by the undersigned in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement by any of the undersigned by facsimile or “pdf” e-mail transmission shall be effective as delivery of a manually executed copy of this Agreement by such undersigned.

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

DIALOGIC CORPORATION, a British Columbia corporation

By /s/ Anthony Housefather
Name Anthony Housefather
Title Secretary

WELLS FARGO FOOTHILL CANADA ULC, an unlimited corporation incorporated under the laws of Alberta, as Agent and as a Lender

By /s/ Domenic Cosentino
Name Domenic Cosentino
Title Vice President

Signature page to Forbearance Agreement

EXHIBIT A

to

FORBEARANCE AGREEMENT

1.	Event of Default existing under Section 7.8 of the Credit Agreement as a result of the occurrence of an “Event of Default” under the Term Loan Credit Agreement due to the failure of Parent to comply with Section 10.13 (Minimum Interest Coverage Ratio), Section 10.14 (Minimum EBITDA), Section 10.15 (Maximum Consolidated Total Leverage Ratio) and Section 10.16 (Liquidity) in each case for the Fiscal Quarter ended on or about December 31, 2011.

2.	Event of Default existing under Section 7.8 of the Credit Agreement as a result of the failure of the Parent comply with Section 6.16(a) of the Credit Agreement by meeting minimum EBITDA of at least the required amount set forth in the Credit Agreement for the 12 month period ending on December 31, 2011.

EXHIBIT B

to

FORBEARANCE AGREEMENT

Existing Defaults

1.	Event of Default existing under Section 7.8 of the Credit Agreement as a result of the occurrence of an “Event of Default” under the Term Loan Credit Agreement due to the failure of Parent to achieve Liquidity (as defined in the Term Loan Credit Agreement) of at least the required amount set forth in the Term Loan Credit Agreement for the Fiscal Quarter ended on or about March 31, 2011.

2.	Event of Default existing under Section 7.8 of the Credit Agreement as a result of the occurrence of an “Event of Default” under the Term Loan Credit Agreement due to the failure of Parent to achieve Liquidity (as defined in the Term Loan Credit Agreement) of at least the required amount set forth in the Term Loan Credit Agreement for the Fiscal Quarter ended on or about June 30, 2011.

3.	Event of Default existing under Section 7.8 of the Credit Agreement as a result of the occurrence of an “Event of Default” under the Term Loan Credit Agreement due to the failure of Parent to comply with Section 10.13 (Minimum Interest Coverage Ratio), Section 10.14 (Minimum EBITDA), Section 10.15 (Maximum Consolidated Total Leverage Ratio) and Section 10.16 (Liquidity) in each case for the Fiscal Quarter ended on or about September 30, 2011.

4.	Event of Default existing under Section 7.8 of the Credit Agreement as a result of the failure of the Parent to comply with Section 6.16(a) of the Credit Agreement by meeting minimum EBITDA of at least the required amount set forth in the Credit Agreement for the 12 month period ending on September 30, 2011.

CONSENT AND REAFFIRMATION

Each of the undersigned (each a “Guarantor”) hereby (i) acknowledges receipt of a copy of the foregoing Forbearance Agreement (the “Agreement”; capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement); (ii) consents to Borrower’s execution and delivery of the Agreement; (iii) agrees to be bound by the Agreement, including without limitation Sections 6.6, 6.7, 6.12 and 6.13 of the Agreement; (iv) affirms that nothing contained in the Agreement, except as specifically stated therein, shall modify in any respect whatsoever any Loan Document to which it is a party; and (v) reaffirms its obligations under each of the other Loan Documents to which it is a party (as modified by the Agreement, collectively, the “Reaffirmed Loan Documents”) and confirms that such obligations are unconditional and not subject to any defense, setoff, counterclaim or other adverse claim. Although each Guarantor has been informed of the matters set forth herein and has acknowledged and agreed to same, each Guarantor understands that Agent has no obligation to inform any Guarantor of such matters in the future or to seek any Guarantor’s acknowledgment or agreement to future amendments, waivers or consents, and nothing herein shall create such a duty.

The undersigned further agree that after giving effect to the Agreement, each Reaffirmed Loan Document shall remain in full force and effect.

DIALOGIC (US) INC., a Delaware corporation formerly known as Dialogic Inc.

By:/s/ Anthony Housefather
Name: Anthony Housefather
Title: Secretary

CANTATA TECHNOLOGY, INC., a Massachusetts corporation

By: /s/ Anthony Housefather
Name: Anthony Housefather
Title: Director

DIALOGIC DISTRIBUTION LIMITED (a company organized under the laws of Ireland)

By: /s/ Anthony Housefather
Name: Anthony Housefather
Title: Director

SIGNED SEALED AND DELIVERED AS A DEED

By /s/ Anthony Housefather
the attorney for and on behalf of

DIALOGIC DISTRIBUTION LIMITED
in the presence of:

Witness: /s/ Stephen Becker
Print Name: Stephen Becker
Print Address: 9800 Cavendish Blvd., 5th Floor
Montreal, Quebec, Canada

Signature Page to Consent and Reaffirmation to Forbearance Agreement

DIALOGIC NETWORKS (ISRAEL) LTD. a limited liability company incorporated under the laws of Israel

By: /s/ Eric C. Schlezinger
Name: Eric C. Schlezinger
Title: Director

VERAZ NETWORKS DO BRASIL COMERCIO DE EQUIPAMENTOS PARA TELECOMUNICACAO LTDA., a limited liability company duly organized and existing under the laws of Brazil

By: /s/ Jobelino Locateli
Name: Jobelino Locateli
Title: Administrator

Signature Page to Consent and Reaffirmation to Forbearance Agreement

DIALOGIC, INC., a Delaware corporation formerly known as Veraz Networks, Inc.

By:	/s/ Anthony Housefather
Name:	Anthony Housefather
Title:	EVP and Chief Administrative Officer

Signature Page to Consent and Reaffirmation to Forbearance Agreement